Exhibit 10.1

AMENDMENT NO. 2

TO SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 2, 2004 by and among THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, THE BANK OF NOVA SCOTIA (“Scotiabank”), as a syndication agent (in such capacity, a “Syndication Agent”), COMERICA BANK-CALIFORNIA (“Comerica”), as a syndication agent (in such capacity, a “Syndication Agent”), BRANCH BANKING AND TRUST (“BB&T”), as a documentation agent (in such capacity, a “Documentation Agent”), and TORONTO DOMINION (NEW YORK), INC. (“TD”), as a documentation agent (in such capacity, a “Documentation Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (hereinafter defined), after giving effect to this Amendment.

WITNESSETH

WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agents, and the Administrative Agent are party to that certain Senior Secured Credit Agreement dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders are willing to agree to such amendments upon the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.                                       AMENDMENTS TO CREDIT AGREEMENT

1.1                            Section 1.1 is amended by adding the following definitions in the alphabetically appropriate places:

“Amendment No. 2” means Amendment No. 2 to Senior Secured Credit Agreement, dated as of September 2, 2004, by and among the Borrower, the Lenders party thereto, the Syndication Agents, the Documentation Agents and the Administrative Agent.

“Amendment No. 2 Effective Date” shall have the meaning given to such term in Section 2 of Amendment No. 2.

“Debt Rating” shall mean the debt rating for the Term B Loan as determined by Moody’s and S&P, including any rating watch assigned thereto.

1.2                            Certain definitions in Section 1.1 are amended as follows:

(a)                               The definition of “Applicable Margin” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means

(a)                              in the case of Revolving Loans, the percentages determined by reference to the Total Debt to EBITDA Ratio as set forth in the performance pricing grid below:

Total Debt to EBITDA Ratio	LIBO Rate Loans	Base Rate Loans
> 3.5	2.75%	1.50%
>3.0 but < 3.5	2.50%	1.25%
> 2.5 but < 3.0	2.25%	1.00%
> 2.0 but < 2.5	2.00%	0.75%
< 2.0	2.00%	0.75%

The Total Debt to EBITDA Ratio used to compute the Applicable Margin for Revolving Loans shall be determined as of the last day of each Fiscal Quarter as set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in interest rates resulting from changes in such ratio shall become effective on the date (each a “Calculation Date”) which is five (5) Business Days after the date on which the financial statements covering the quarter-end date as of which such ratio is computed are delivered to the Administrative Agent in accordance with Section 7.1(a) or (b), as applicable.  If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter (or within 105 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin for Revolving Loans from and including the 61st (or 106th, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above; and

(b)                              in the case of Term B Loans, 2.75% for LIBO Rate Loans and 1.50% for Base Rate Loans; provided, that if (A) the Borrower’s Debt Rating from S&P is BB- without a rating watch of “Negative Outlook,” or higher and (B) the Borrower’s Debt Rating from Moody’s is Ba3 without a rating watch of “Watch-Possible Downgrade,” or higher, then the Applicable Margin for the Term B Loans shall be 2.50% for LIBO Rate Loans and 1.25% for Base Rate Loans; provided, further, that if (X) the Borrower’s Debt Rating from S&P is B+ or lower or (Y) the Borrower’s Debt Rating from Moody’s is B1 or lower, then the

Applicable Margin for the Term B Loans shall be 3.00% for LIBO Rate Loans and 1.75% for Base Rate Loans.

(c)                               The definition of “EBITDA” in Section 1.1 is amended by amending and restating paragraph (b) thereof as follows:

(b)                              all amounts deducted by the Borrower and its Restricted Subsidiaries, in determining Net Income, representing either non-cash or non-recurring items including fees, costs, charges and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection with any (i) operation reflected as discontinued on the consolidated income statement of the Borrower in accordance with GAAP, (ii) acquisition, (iii) restructuring, (iv) changes in accounting treatment under GAAP, (v) non-cash asset impairment charges under GAAP, (vi) non-cash deferred compensation expense and (vii) settlement of charges resulting from investigations of the Borrower and its Subsidiaries by the Department of Justice and the Securities and Exchange Commission under the Foreign Corrupt Practices Act.  Each item above in this clause (b) (other than the item described in subclause (i) above) shall be added back for the fiscal quarter in which it is incurred.  In addition, each item above in this clause (b) shall be accounted for on a consistent basis with the past financial and accounting practices of the Borrower, minus

(d)                              The definition of “EBITDA” in Section 1.1 is further amended by amending and restating the final paragraph thereof as follows:

provided, that the total amount of non-recurring cash items added back pursuant to clause (b) above and the total amount of cash expenses incurred in achieving cost savings that are added back pursuant to clause (g) above shall not comprise more than 25% of total trailing twelve-month EBITDA; and provided, further, that the non-recurring cash items on Schedule III hereto and under clauses (b)(i) and (b)(vii) (to the extent such items under clause (b)(vii) do not exceed $30,000,000 in the aggregate) above shall not be included in such limitation.

1.3                            Section 3.1 is amended by amending and restating the final paragraph thereof as follows:

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4; provided that any voluntary prepayment of the outstanding Term B Loan made pursuant to Section 3.1(a) during the first year following the Amendment No. 2 Effective Date resulting from a refinancing of the Term B Loan (other than any refinancing resulting from a Change in Control) shall be made at 101% of the par value thereof.  No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) or (b) shall cause a reduction in the Revolving Loan

Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

1.4                            The Disclosure Schedule to the Credit Agreement is hereby amended by adding the items set forth on Schedule 1 attached hereto to Item 6.7 of the Disclosure Schedule.

II.                                  CONDITIONS

2.1                            Amendment.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when all of the following conditions set forth in this Section 2.1 shall have been satisfied:

(a)                               Executed Amendment.  The Agent shall have received executed counterparts of this Amendment and the Consent attached hereto (or other evidence of execution, satisfactory to the Agent), which collectively shall have been duly executed on behalf of the Borrower, each of the Guarantors, the Required Lenders and each Term Loan Lender.

(b)                              Fees and Expenses.  The Agent shall have received all fees and expenses owed and due to the Agent by the Borrower and the Guarantors.

(c)                               Other Items.  The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

III.                             MISCELLANEOUS

3.1                            Representations and Warranties.  The Borrower and each Subsidiary of the Borrower executing the Consent attached to this Amendment (hereinafter, collectively the “Credit Parties” or individually a “Credit Party”) hereby represents and warrants that:

(a)                               (i) it has the requisite power and authority to execute, deliver and perform this Amendment and the Consent attached hereto, (ii) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Amendment and the Consent attached hereto, and (iii) this Amendment and the Consent attached hereto have been duly executed and delivered by the applicable Credit Parties and constitute such Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(b)                              the representations and warranties contained in the Credit Agreement are on the date hereof, and will be on and as of the Amendment No. 2 Effective Date, subject to the limitations set forth therein, true and correct in all material respects as though made on and as of such dates (or as of the date indicated therein in the case that such date is other than the date hereof or the Amendment No. 2 Effective Date);

(c)                               no Default or Event of Default under the Credit Agreement exists on the date hereof or will exist on and as of the Amendment No. 2 Effective Date, and no Default or Event of Default will occur as a result of the transactions contemplated hereby; and

(d)                              no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment or the Consent attached hereto.

3.2                            Ratification and Reaffirmation.  Each Credit Party hereby ratifies the Loan Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of such Loan Documents (as amended hereby) applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under such Loan Documents.

3.3                            Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

3.4                            Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.5                            No Other Changes.  Except as expressly modified and amended by this Amendment, the Credit Agreement and all other Loan Documents shall continue in full force and effect and all the terms, provisions and conditions of the Loan Documents shall remain unchanged.

3.6                            Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

3.7                            Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3.8                            Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (without giving effect to the principles of conflicts of law).  The provisions of the

Credit Agreement regarding jurisdiction, venue, service of process and waiver of jury trial are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:	THE TITAN CORPORATION,
a Delaware corporation

	By:	/s/ MARK W. SOPP
Name:
Title:

AGENTS AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
f/k/a FIRST UNION NATIONAL BANK
as Administrative Agent and as a Lender

	By:	/s/ SCOTT SANTA CRUZ
	Name:	Scott Santa Cruz
	Title:	Director

COMERICA BANK-CALIFORNIA,
as Syndication Agent and a Lender

By:	/s/ STEVEN J. STUCKEY
Name:	Steven J. Stuckey
Title:	Vice President

TORONTO DOMINION (NEW YORK), INC.,
as Documentation Agent and a Lender

By:	/s/ GWEN ZIRKLE
Name:	Gwen Zirkle
Title:	Vice President

CONSENT

This Consent (this “Consent”), dated as of September 2, 2004, is delivered in connection with Amendment No. 2 to Credit Agreement, dated as of the date hereof (“Amendment No. 2”), by and among THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, THE BANK OF NOVA SCOTIA (“Scotiabank”), as a syndication agent (in such capacity, a “Syndication Agent”), COMERICA BANK-CALIFORNIA (“Comerica”), as a syndication agent (in such capacity, a “Syndication Agent”), BRANCH BANKING AND TRUST (“BB&T”), as a documentation agent (in such capacity, a “Documentation Agent”), and TORONTO DOMINION (NEW YORK), INC. (“TD”), as a documentation agent (in such capacity, a “Documentation Agent”).  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement (as defined in Amendment No. 2) as amended by Amendment No. 2 (such agreement, as so amended, being the “Amended Credit Agreement”).

Each of the undersigned, as a party to one or more Loan Documents hereby acknowledges and consents to the execution and delivery of Amendment No. 2, and hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, Amendment No. 2, all references in each such Loan Document to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the existing Credit Agreement shall mean the Amended Credit Agreement.  This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

GUARANTORS:	ACS Technologies, Inc.
Atlantic Aerospace Electronics Corporation
AverCom Corporation
BTG Systems Engineering, Inc.
BTG Technology Resources, Inc.
BTG Technology Systems, Inc.
BTG, Inc.
C&N Enterprises, Inc.
California Tube Laboratory, Inc.
Cayenta eUtility Solutions – eMunicipal Solutions Inc.
Cayenta Operating LLC
Cayenta, Inc.
Concept Automation, Inc. of America
Datacentric Automation Corporation
DBA Systems, Inc.
Delfin Systems

Delta Construction Management, Inc.
GlobalNet, Inc.
GlobalNet International, LLC
Horizons Services Company, Inc.
Intermetrics International, Inc.
Intermetrics Securities, Inc.
International Systems, LLC
Jaycor, Inc.
LinCom Corporation
LinCom Wireless, Inc.
Linkabit Wireless, LLC
MicroLithics Corporation
Midnight Oil Services, Inc.
MJR Associates, Inc.
Nations, Inc.
Procom Services, Inc.
Program Support Associates Inc.
Pulse Engineering, Inc.
Pulse Sciences, Inc.
Research Planning, Inc.
RW Consultants, Inc.
Sencom Corp.
STAC, Inc.
Titan Africa, Inc.
Titan Wireless Afripa Holding, Inc.
Titan Scan Technologies Corporation
Titan Vigil, Inc.
Titan Wireless, Inc.
Tomotherapeutics, Inc.
Unidyne LLC
UniVision Technologies, Inc.
VisiCom Laboratories, Inc.
WaveScience, Inc.

All By:	/s/ RAY H. GUILLAUME
Name: Ray H. Guillaume
Title: Assistant Treasurer

SCHEDULE 1

The following items are hereby added to Item 6.7 of the Disclosure Schedule:

1.                                    As disclosed in recent public filings, and most recently in Borrower’s Form 10-Q for the quarter ended June 30, 2004, Borrower is currently under an investigation by the Department of Justice and Securities Exchange Commission regarding possible violations of the Foreign Corruption Practices Act.  Borrower has provided for a provision of $28.5 million to settle this investigation at June 30, 2004.  As of August 31, 2004, Borrower has not been indicted for any such violations.

2.                                    As a result of the above-mentioned investigations, a number of class action lawsuits were filed against Borrower and certain of its officers with respect to the alleged Foreign Corrupt Practices Act violations.  Borrower intends to vigorously defend these class action lawsuits.

3.                                    Borrower and certain of its officers and directors were named as defendants in a class action lawsuit regarding the bankruptcy of Surebeam, Borrower’s former subsidiary.  Borrower intends to vigorously defend these class action lawsuits.

Certain information concerning the foregoing matters is available in Borrower’s public filings.